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                         LINE OF CREDIT AGREEMENT
                         ------------------------

     THIS LINE OF CREDIT AGREEMENT (this "Agreement") made and entered into effective as of April 1, 1999, by and among All Power Corp., a New York corporation (the "Borrower") and Full Power Corporation, an Ohio corporation (the "Lender").

                           W I T N E S S E T H
                           - - - - - - - - - -

     WHEREAS, the Borrower has requested the Lender to make available to the Borrower a line of credit facility in the aggregate principal sum of $250,000;

     WHEREAS, the Lender has agreed to make such line of credit facility available to the Borrower, subject to the terms and on the conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

SECTION 1. DEFINITIONS.
           ------------

     In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings set forth below:

     "ADVANCE" shall mean an advance to Borrower under Section 2.1 of this Agreement.

     "APPLICABLE MARGIN" shall mean two percent (2.0%) per annum.

     "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, or a legal holiday on which banks are authorized or required to be closed in Cleveland, Ohio.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 5.

     "INTEREST PERIOD" shall mean one calendar month.

     "LINE OF CREDIT" shall have the meaning provided in Section 2.1

     "LINE OF CREDIT NOTE" shall mean the Promissory Note in the form of Exhibit A attached hereto as completed, executed and delivered by the Borrower to the Lender pursuant to the terms of this Agreement.

     "LOAN DOCUMENTS" shall mean this Agreement, the Line of Credit Note, and any other instrument or agreement now or hereafter executed by the Borrower in connection with the Line of Credit.

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     "NOTICE OF BORROWING" shall have the meaning provided in Section 2.3.

     "PRIME RATE" shall mean the rate which Bank of America publicly announces from time to time to be its prime lending rate, as in effect from time to time.

     "SECURITY DOCUMENTS" means the Pledge Agreement between John O'Brien, the principal shareholder of the Borrower, and the Lender, and any other documents which may be reasonably requested from time to time by the Lender as necessary to perfect its security interest.

     "TERMINATION DATE" shall mean April___, 2001, or any subsequent date to which the Lender has agreed in writing, in its sole discretion, to extend the Line of Credit hereunder, or such earlier date on which the Line of Credit is terminated pursuant to Section 5.

SECTION 2. CREDIT FACILITY.
           ----------------

     2.1 LINE OF CREDIT. From time to time, from the date hereof through and until the Termination Date, the Lender agrees to make Advances to the Borrower which shall not exceed the aggregate principal amount of $250,000 at any one time outstanding to the Borrower. Prior to the Termination Date, the Borrower may borrow, repay, and borrow again in its discretion pursuant to the terms hereof within the limits of this Agreement. All Advances shall be evidenced by a single Line of Credit Note substantially in the form of Exhibit A made by the Borrower, payable to the Lender in the original principal amount of $250,000, dated the date hereof and maturing on the Termination Date.

     2.2 INTEREST. Interest shall accrue on the unpaid principal amount of each Advance outstanding hereunder at a rate equal to the Prime Rate plus the Applicable Margin; provided, however, that if the Borrower fails to pay (i) any principal amount at maturity, or (ii) any interest on outstanding Advances within five (5) days after the same has become due and payable, then in either such case to the fullest extent permitted by law, interest shall accrue on such unpaid principal amount or unpaid interest at a rate equal to the Prime Rate plus an additional four percent (4%) per annum. Interest shall be payable monthly in arrears on the last calendar day of each month, and on the Termination Date. Interest shall be computed on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be.

     2.3 METHOD OF BORROWING. The Borrowers shall give the Lender written or telephonic notice (promptly confirmed in writing) of any requested Advance under the Line of Credit (a "Notice of Borrowing") specifying (i) the amount of the Advance, and (ii) the date the proposed Advance is to be made which shall be a Business Day shall be no sooner than five (5) business days from the day the Notice of Borrowing is received by the Lender. The Lender shall be entitled to rely on any telephonic Notice of Borrowing that it believes in good faith to have been given by a duly authorized officer or agent of the Borrower. Subject to the terms of this

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Agreement, the Lender shall make the amount of such Advance to the Borrower on the requested date or as soon thereafter as practicable.

     2.4 PREPAYMENT OF ADVANCES. The Borrower shall have the right to prepay Advances in whole at any time, or in part from time to time, without premium or penalty, but with accrued interest on the principal amount prepaid to the date of such prepayment.

     2.5 SECURITY. The Line of Credit Note shall be entitled to the benefits of shares of stock of the Borrower granted as collateral pursuant to a Pledge Agreement to be entered into by John O'Brien, the principal shareholder of the Borrower in favor of the Lender substantially in the form of Exhibit B.


SECTION 3. CONDITIONS OF LENDING.

     The obligations of the Lender to make to Borrower an Advance hereunder shall be subject to the prior satisfaction the following conditions:

     3.1 DELIVERY OF NOTE AND SECURITY DOCUMENTS. The Borrower shall have executed and delivered to the Lender the Loan Documents and John O'Brien shall have executed and delivered to the Lender the Security Documents in form and substance satisfactory to Lender.

     3.2 REPRESENTATIONS AND WARRANTIES. At the time of each Advance hereunder, the representations and warranties set forth herein shall be true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date hereof.

     3.3 NO DEFAULT. At the time of each Advance hereunder, the Borrower and John O'Brien as applicable shall have performed and complied with all agreements and conditions contained herein and in the Security Documents required to be performed and complied with by the Borrower and John O'Brien and no Event of Default shall have occurred in this Agreement or the Security Documents nor any event which with the lapse of time, giving of Notice or both would constitute a default hereunder or under the Security Documents. At the time of each Advance hereunder, Borrower shall be in compliance with all terms and conditions or any agreements and documents evidencing any indebtedness or debt obligation of the Borrower and no Event of Default shall have occurred nor any event which with the lapse of time, giving of notice or both would constitute an Event of Default under the agreement or documents evidencing any other indebtedness or debt obligation of the Borrower.

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SECTION 4. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lender as follows:

     4.1 ORGANIZATION, POWERS, ETC. The Borrower is duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to own its properties and to carry on its business as presently conducted. The Borrower is qualified to do business and is in good standing in every jurisdiction where failure to so qualify and be in good standing would have a material adverse effect on the financial condition or operations of the Borrower.

     4.2 ORGANIZATIONAL AUTHORITY. The execution, delivery and performance of this Agreement and the Line of Credit Note have each been duly authorized by all requisite corporate action.

     4.3 NO BREACH OF AGREEMENTS. The execution, delivery and performance of this Agreement and the Line of Credit Note and the borrowing hereunder, will not violate or constitute a material breach under the organizational documents of the Borrower, nor any indenture, agreement, or other instrument to which the Borrower is a party or by which the Borrower or its properties are bound.

     4.4 EXECUTION AND DELIVERY. This Agreement and the Line of Credit Note have been duly executed and delivered by the Borrower, constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective express terms.

     4.5 NO DEFAULT. No Event of Default or default has occurred and Borrower is not in breach of or in default under any Agreement to which it is a party or by which it is bound.

     4.6 NO ENCUMBRANCES. To the knowledge of the Borrower, there is no mortgage, charge, pledge, lien or other encumbrance over all or any of the property granted as collateral pursuant to the Pledge Agreement, except as disclosed in the Pledge Agreement and there is no subsisting agreement to create any such mortgage, charge, pledge, lien or encumbrance.

     4.7 TAXES. The Borrower is not in default in the payment of any due and payable taxes.

     4.8 NO LITIGATION. The Borrower is not engaged in any significant litigation or arbitration proceedings and is not aware of any facts likely to give rise to any significant litigation or arbitration proceedings.

     4.9 STOCK MATTERS. The Borrower has issued all outstanding 1,000,000 shares of $.0001 par value common stock, all of which is issued in the name of John O'Brien. Borrower has no agreement, arrangement or understanding calling for the issuance of additional shares

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of its capital stock. Without the express written consent of the Lender,
Borrower shall not issue or enter into any agreement, arrangement or understanding for the issuance of any of its capital stock.


SECTION 5. EVENTS OF DEFAULT.

     5.1 Any one or more of the following shall constitute an Event of Default hereunder:

     (a) The Borrower shall fail to pay when due any principal portion of the Line of Credit Note, or shall fail to pay any interest due under the Line of Credit Note within five (5) days after receipt of notice from the Lender of the amount of interest accrued and payable under the terms of the Line of Credit Note;

     (b) Any representation or warranty given or deemed to be given or repeated by the Borrower or in accordance with this Agreement, is found to be incorrect on the particular date that it was so given or deemed to be given or repeated;

     (c) The Borrower shall (i) file a petition under any applicable insolvency, debtor relief, or reorganization statute, including without limitation, the Federal Bankruptcy Code; (ii) be subject to an involuntary petition under any applicable insolvency, debtor relief or reorganization statute, including without limitation, the Federal Bankruptcy Code, which is not dismissed within sixty (60) days of its filing; (iii) appoint or consent to the appointment of any receiver, conservator, liquidating agent or committee in any insolvency, readjustment of debts, marshaling of assets or liabilities, or similar proceedings of or relating to the Borrower or any substantial portion of the Borrower's assets; or (iv) take any corporate action for the purpose of effecting any of he foregoing;

     (d) The amount or balance of any debt of other indebtedness of the Borrower not being paid when due, becoming payable prior to its date of maturity date by reason of default or by reason of any demand for immediate payment by any person or persons entitled to the benefit thereof or any creditor of the Borrower becoming entitled to declare any such debt or indebtedness due and payable prior to its date of maturity for any reason; and

     (e) The Borrower ceasing or threatening to cease to carry on all or a substantial part of its operations without the prior written approval of the Lender.

     5.2 Upon the occurrence of any Event of Default as provided herein, the Lender may, without further notice or demand, terminate all obligations of the Lender to the Borrower hereunder, declare the Line of Credit Note (including principal, interest, reasonable attorneys fees and other costs of collection if collected by legal action or through an attorney-at-law) to be immediately due and payable. In such event, the Lender shall be entitled to exercise its rights and remedies under this Agreement, the Line of Credit Note and the Security

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Documents or otherwise available by agreement or under law, all of which remedies shall be cumulative and may be exercised concurrently.


SECTION 6. MISCELLANEOUS.

     6.1 NOTICES. All notices provided for hereunder shall be in writing and unless otherwise directed, if to the Lender, delivered by hand or mailed by first class mail, postage prepaid, addressed to the Lender at its offices at 14650 Detroit Avenue, Suite 363, Lakewood, Ohio 44101, Attention: George Falsone, and if to the Borrower, delivered by hand or sent by first class mail, postage prepaid, addressed to the Borrower at _____________________,
Attention: John O'Brien. The foregoing addresses shall be subject to change, provided that the party wishing to change such address notifies the other party of such address change in a notice duly delivered or sent pursuant to this Section 6.1 at least ten (10) days prior to the effective date of such address change.

     6.2 NON-WAIVER. No delay or failure on the part of the lender in the exercise of any power or right shall operate as a waiver thereof, or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or future exercise thereof or the exercise of any other power or right. No acceptance of payments past the maturity date thereof shall constitute a novation or waiver of the terms hereof.

     6.3 GOVERNING LAW, ETC. THIS AGREEMENT, THE LINE OF CREDIT NOTE AND THE SECURITY DOCUMENTS SHALL BE GOVERNED IN ALL RESPECT BY THE LAWS OF THE STATE OF OHIO.

     6.4    TIME. Time is of the essence hereunder.

     6.5 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     6.6 EXECUTION. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute an original.

     6.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and any prior agreement, whether written or oral, between the parties hereto is superseded hereby.

     6.8 ASSIGNMENT. Borrower may not assign its right or obligations under this Agreement without the prior written consent of the Lender, which consent may be withheld in the sole discretion of the Lender. Lender may assign its right hereunder to any affiliated party of the Lender.


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       6.9    SEVERABILITY.  In case any one provision contained in this agreement, in the Line of Credit Note or the Security Documents shall be invalid, illegal or unenforceable in any respect, the legality, validity, or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal the day and year first above written.

                                          BORROWER:

                                          ALL POWER CORP.
                                          a New York corporation


                                          By:    John O'Brien
                                             ------------------------------
                                          Name:  John O'Brien
                                          Title: President


                                          Attest: /s/ David Neifeld
                                                 --------------------------
                                          Name:   David Neifeld
                                          Title:  Secretary


                                          LENDER:

                                          FULL POWER CORPORATION
                                          an Ohio corporation


                                          /s/ George Falsone
                                          ---------------------------------
                                          Name:  George Falsone
                                          Title: President


                                          By:    Richard C. O'Rourke
                                             ------------------------------
                                          Name:  Richard C. O'Rourke
                                          Title: Secretary


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                                      EXHIBIT A

                                 LINE OF CREDIT NOTE

April __, 1999                                                       $250,000.00

       All Power Corp., a New York corporation (the "Borrower") promises to pay to Full Power Corporation, an Ohio corporation (the "Lender") the principal amount of $250,000.00, or such lesser amount as may be advanced by the Lender to the Borrower in accordance with the terms of the Line of Credit Agreement between the Borrower and Lender on April ___, 2001 or such earlier date as is permitted or provided for in the Line of Credit Agreement, with interest (computed on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be) on the unpaid balance of such principal amount at a rate equal to the Prime Rate at which the Bank of America publicly announces from time to time to be its Prime Lending Rate, plus two (2) percentage points. Interest shall be payable monthly in arrears on the last calendar day of each month. All payments shall first be applied to interest and any other costs which may be due and payable from Borrower to Lender and lastly, to principal. Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of Full Power Corporation at 14650 Detroit Avenue, Suite 313, Lakewood, Ohio 44107, or such other office as Lender shall have designated by written notice to the Borrower as provided in the Line of Credit Agreement.

       The Lender is entitled to the benefits of the Line of Credit Agreement and may enforce agreements of the Borrower contained therein and exercise the remedies provided for thereby or otherwise made available with respect thereto. Capitalized terms are not otherwise defined herein shall have the respective meanings attributed to such terms in the Line of Credit Agreement.

       This Line of Credit Note is entitled to the benefits of certain shares of stock of Borrower owned by John O'Brien held by the Lender under the Pledge Agreement.

       The Borrower shall have the right to prepay, in whole or in part, from time to time, without premium or penalty, any accrued interest or outstanding principal.

       This Note is assignable by the Lender to an affiliate of the Lender.

       This Note is made and delivered in Ohio and shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

                                          ALL POWER CORP.
                                          a New York corporation


                                          By:  John O' Brien
                                             -------------------------
                                             John O'Brien
                                             Its President